Exhibit 99.1

Contact: Tim McIntyre, Executive Vice President, Communication, Investor Relations and Legislative Affairs (734) 930-3563

Domino’s Pizza ® Announces Business Update

ANN ARBOR, Michigan, March 30, 2020: Domino’s Pizza, Inc. (NYSE: DPZ), the largest pizza company in the world based on global retail sales, today announced preliminary information from the first quarter in advance of its first quarter earnings release on Thursday, April 23, 2020, in light of the dynamic situation related to the COVID-19 pandemic.

Statement from Ritch Allison, Domino’s Chief Executive Officer:

We don’t typically provide a business update outside our normal quarterly cadence, but we recognize that these are not normal times. We pride ourselves on being transparent with our stakeholders and we believe this information will be instructive, given the unprecedented impact of COVID-19 on our business and the restaurant industry.

As we continue to navigate this public health crisis, we have decided to provide you with this preliminary estimate of retail sales, same store sales, and store growth results from the first quarter of 2020. We have also decided to share some period-level detail to provide a view into how our results trended over the quarter. While we hope this is a helpful snapshot of the last 12 weeks, the situation remains fluid and we continue to assess the impact COVID-19 has had and will have on our business.

As we manage through this challenge across the globe, I am proud to say that we are prioritizing the health and well-being of our team members, franchisees, and the communities we serve. We take our responsibility seriously for continuing to provide convenient and reliable delivery and carryout experiences to the communities where those services have been deemed essential during this extraordinary time.

All but a handful of our U.S. stores have remained open and are serving customers. All U.S. supply chain centers are also open and fully operational. January U.S. sales were very similar to the fourth quarter of 2019. Beginning in February and ramping up into March, U.S. sales were impacted by many factors, which have varied in magnitude across the cities and towns we serve. Shelter in place directives, pantry loading, university and school closures, event cancellations, and the lack of live televised sports have all impacted our business in ways that we cannot yet fully quantify.

Across our international business, the unique circumstances in a number of markets have necessitated the temporary closing of stores. We continue to stay in contact with the master franchise companies operating these affected stores and look forward to them reopening as soon as possible. China was our first market to be significantly impacted by COVID-19, and we were pleased to see our sales there recover and accelerate in the last few weeks of the first quarter.

Across the globe, Domino’s will remain focused on execution, service and value as we continue to navigate through the headwinds created by COVID-19. We are carefully managing our balance sheet, cash flow and all areas of the business to ensure we are doing what we believe will help us best manage through the near-term and, as always, position ourselves for long-term success.

We are also committed to supporting our teams and the communities we serve. In our corporate stores and supply chain centers, we have implemented enhanced sick pay policies and we will provide additional compensation for our hourly team members during this crisis. Our corporate stores and franchisees are also hiring and are looking to add more than 10,000 employees across the U.S. Here in the U.S. and around the world, we and our franchisees are donating millions of pizzas to feed the need in our communities.

I remain highly confident in our strategy and optimistic about the opportunity and potential of our business. Our solid, resilient business model and strong financial position will continue to serve us well in these challenging times. I thank our franchisees across the globe for their continued fight and passion in supporting their store team members and customers during this difficult period. I firmly believe that there is no system, no team and no brand better equipped to face today’s challenges than Domino’s.

Preliminary Estimated First Quarter 2020 Sales (Unaudited)

	Period 1, 2020 (Dec 30, 2019 to Jan 26, 2020)	Period 2, 2020 (Jan 27, 2020 to Feb 23, 2020)	Period 3, 2020 (Feb 24, 2020 to Mar 22, 2020)	First Quarter of 2020
Same store sales growth: (versus prior year period)
U.S. Company-owned stores	+4.0%	+2.6%	+5.0%	+3.9%
U.S. franchise stores	+3.6%	+0.2%	+0.8%	+1.5%

U.S. stores	+3.6%	+0.3%	+1.0%	+1.6%

International stores (excluding foreign currency impact)	+2.3%	+2.4%	(0.2%)	+1.5%

Global retail sales growth: (versus prior year period)
U.S. stores	+7.1%	+3.6%	+4.2%	+4.9%
International stores	+7.2%	+5.6%	(1.1%)	+3.9%

Total	+7.2%	+4.6%	+1.6%	+4.4%

Global retail sales growth: (versus prior year period, excluding foreign currency impact)
U.S. stores	+7.1%	+3.6%	+4.2%	+4.9%
International stores	+8.3%	+8.0%	+4.2%	+6.8%

Total	+7.7%	+5.8%	+4.2%	+5.9%

Update on International Market Closures Resulting from COVID-19

There are currently 14 international markets closed and 23 international markets with partial store closures, representing approximately 1,400 international stores that are temporarily closed.

•	France, Spain, New Zealand and Panama represent approximately 900 of these temporary store closures.

Preliminary Estimated First Quarter 2020 Store Counts (Unaudited)

	U.S. Company- owned Stores	U.S. Franchise Stores	Total U.S. Stores	International Stores	Total
Store counts:
Store count at December 29, 2019	342	5,784	6,126	10,894	17,020
Openings	4	31	35	143	178
Closings*†	(1)	(4)	(5)	(104)	(109)

Store count at March 22, 2020*	345	5,811	6,156	10,933	17,089

First quarter 2020 net store growth	3	27	30	39	69

*	Temporary store closures due to COVID-19 are not treated as store closures and affected stores are included in the March 22, 2020 store count.
†	Unrelated to COVID-19, the South Africa market, reflecting 71 stores in total, closed in the first quarter.

Liquidity and Use of Cash Update

Given the market uncertainty arising from COVID-19, subsequent to the end of the first quarter, the Company took a precautionary measure and borrowed the remaining availability of $158 million under its outstanding variable funding notes to improve its already strong cash position. These borrowings, along with the Company’s estimated current unrestricted cash as of the end of the first quarter, provide the Company with more than $300 million in cash on hand to provide enhanced financial flexibility.

Company Withdraws Fiscal 2020 Guidance

Due to the current uncertainty surrounding the global economy and the Company’s business operations considering COVID-19, the Company is withdrawing its fiscal 2020 guidance measures related to general and administrative expenses, capital expenditures, store food basket pricing and the impact of foreign currency on royalty revenues.

Comments on Regulation G

In this press release, the Company has included metrics such as global retail sales growth, global retail sales growth, excluding foreign currency impact and same store sales growth, which are commonly used statistical measures in the quick-service restaurant industry that are important to understanding Company performance.

The Company uses “Same store sales growth,” which is calculated by including only sales from stores that also had sales in the comparable period of the prior year. International same store sales growth is calculated similarly to U.S. same store sales growth. Changes in international same store sales are reported excluding foreign currency impacts, which reflect changes in international local currency sales.

The Company uses “Global retail sales” to refer to total worldwide retail sales at Company-owned and franchise stores. The Company believes global retail sales information is useful in analyzing revenues because franchisees pay royalties and advertising fees that are based on a percentage of franchise retail sales. The Company reviews comparable industry global retail sales information to assess business trends and to track the growth of the Domino’s Pizza® brand. In addition, supply chain revenues are directly impacted by changes in franchise retail sales. Retail sales for franchise stores are reported to the Company by its franchisees and are not included in Company revenues. “Global retail sales growth” is calculated as the change of U.S. Dollar global retail sales against the comparable period of the prior year. “Global retail sales growth, excluding foreign currency impact” is calculated as the change of international local currency global retail sales against the comparable period of the prior year.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world based on retail sales, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 17,000 stores in over 90 markets. Domino’s had global retail sales of over $14.3 billion in 2019, with over $7.0 billion in the U.S. and nearly $7.3 billion internationally. In the fourth quarter of 2019, Domino’s had global retail sales of over $4.5 billion, with over $2.2 billion in the U.S. and over $2.3 billion internationally. Its system is comprised of independent franchise owners who accounted for 98% of Domino’s stores as of the fourth quarter of 2019. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2019 from digital channels, primarily online ordering and mobile applications. In the U.S., Domino’s generates over 65% of sales via digital channels and has developed several innovative ordering platforms, including those developed for Google Home, Facebook Messenger, Apple Watch, Amazon Echo and Twitter – as well as Domino’s Hotspots®, an ordering platform featuring over 200,000 unique, non-traditional delivery locations. In June 2019, through an announced partnership with Nuro, Domino’s furthered its exploration and testing of autonomous pizza delivery. In late 2019, Domino’s opened the Domino’s Innovation Garage adjacent to its headquarters in Ann Arbor, Michigan, to fuel continued technology and operational innovation – while also launching its GPS technology, allowing customers to follow the progress of the delivery driver from store to doorstep.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “should,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “predicts,” “projects,” “seeks,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. These forward-looking statements address various matters including information concerning future results of operations and business strategy, our anticipated profitability, estimates in same store sales growth, the growth of our U.S. and international business, ability to service our indebtedness, our future cash flows, our operating performance, trends in our business and other descriptions of future events reflect the Company’s expectations based upon currently available information and data. While we believe these expectations and projections are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including but not limited to: our substantial increased indebtedness as a result of our recapitalization transactions and our ability to incur additional indebtedness or refinance or renegotiate key terms of that indebtedness in the future; the impact a downgrade in our credit rating may have on our business, financial condition and results of operations; our future financial performance and our ability to pay principal and interest on our indebtedness; the effectiveness of our advertising, operations and promotional initiatives; the strength of our brand, including our ability to compete in the U.S. and internationally in our intensely competitive industry, including the food service and food delivery markets; the impact of social media and other consumer-oriented technologies on our business, brand and reputation; new product, digital ordering and concept developments by us, and other food-industry competitors; the impact of new or improved technologies and alternative methods of delivery on consumer behavior; our ability to maintain good relationships with and attract new franchisees, and franchisees’ ability to successfully manage their operations without negatively impacting our royalty payments and fees or our brand’s reputation; our ability to successfully implement cost-saving strategies; our ability and that of our franchisees to successfully operate in the current and future credit environment; changes in the level of consumer spending given general economic conditions, including interest rates, energy prices and consumer confidence; our ability and that of our franchisees to open new restaurants and keep existing restaurants in operation; changes in operating expenses resulting from changes in prices of food (particularly cheese), fuel and other commodity costs, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness, health epidemics or general health concerns, severe weather conditions and natural disasters may have on our business and the economies of the countries where we operate; changes in foreign currency exchange rates; our ability to retain or replace our executive officers and other key members of management and our ability to adequately staff our stores and supply chain centers with qualified personnel; our ability to find and/or retain suitable real estate for our stores and supply chain centers; changes in government legislation and regulations, including changes in laws and regulations regarding information privacy, payment methods consumer protection and social media; adverse legal judgments or settlements; food-borne illness or contamination of products; data breaches, power loss, technological failures, user error or other cyber risks threatening us or our franchisees; the effect of war, terrorism, catastrophic events or climate change; our ability to pay dividends and repurchase shares; changes in consumer preferences, spending and traffic patterns and demographic trends; actions by activist investors; changes in accounting policies; and adequacy of our insurance coverage. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. All forward-looking statements speak only as of the date of this press release and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.